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                                  EXHIBIT 23.2


               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated July 23, 2002 relating to the financial statements and financial statement schedules, which appears in National Beverage Corp.'s Annual Report on form 10-K for the year ended April 27, 2002.

PricewaterhouseCoopers LLP
Miami, Florida
July 26, 2002